UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2004

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

211 Somerville Road, Route 202 North, Bedminster, NJ	07921
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 470-2800

Former name or former address if changed since last report: no change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOJECT MEDICAL TECHNOLOGIES INC.

FORM 8-K

Item 1.01  Entry into a Material Definitive Agreement

On December 15, 2004, Bioject Medical Technologies Inc. (the “Company”) and Bioject, Inc., the Company’s wholly owned subsidiary (“Sub”), entered into a Term Loan and Security Agreement (the “Term Loan Agreement”) with Partners for Growth, L.P. (“PFG”) pursuant to which the Company and Sub borrowed $3 million.  The term loan matures on December 14, 2007, is payable in 36 equal monthly installments and bears interests at the greater of (i) 4.5% or the prime rate of Silicon Valley Bank, (ii) plus 3%.  Under the Term Loan Agreement, the Company and Sub granted a security interest in substantially all of their assets to PFG to secure their obligations under the Term Loan Agreement.

On December 15, 2004, the Company, Sub and PFG also entered into a Loan and Security Agreement (the “Credit Agreement”), pursuant to which the Company and Sub may borrow an amount equal to the sum of 75% of their eligible accounts receivable plus 30% of their eligible inventory, up to a maximum of $2 million.  This loan matures on December 15, 2006 and bears interest at the greater of (i) 4.5% or the prime rate of Silicon Valley Bank, (ii) plus 2%.  Under the Credit Agreement, the Company and Sub are obligated to pay PFG a collateral handling fee of 0.55% per month on the average amount borrowed during that month.  If the closing price of the Company’s common stock is between $2.00 and $4.00 per share for 30 consecutive trading days, the fee will be reduced to 0.38% per month.  If the closing price of the Company’s common stock is at or above $4.00 per share for 30 consecutive trading days, the fee will be reduced to 0.22% per month.  Under the Credit Agreement, the Company and Sub granted a security interest in substantially all of their assets to PFG to secure their obligations under the Credit Agreement.

The obligations of the Company and Sub under the Term Loan Agreement and Credit Agreement accelerate upon certain events, including a sale or change of control of the Company.

In connection with these agreements, on December 15, 2004, the Company issued to PFG a warrant to purchase 725,000 shares of the Company’s common stock at an exercise price of $1.42 per share.  The warrant expires on December 14, 2011.  The warrant grants PFG piggy-back registration rights.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On December 16, 2004, the Company and Sub borrowed $3 million under the Term Loan Agreement described in Item 1.01.  On December 15, 2004, the Company and Sub also entered into the Credit Agreement described in Item 1.01.  The Company and Sub have not borrowed any amounts under the Credit Agreement.

On December 15, 2004, the Company and Sub executed a Cross-Corporate Continuing Guaranty in favor of PFG guaranteeing each of their respective obligations under the Term Loan Agreement and the Credit Agreement.

Item 3.02  Unregistered Sales of Equity Securities

On December 15, 2004, the Company sold to PFG a warrant to purchase an aggregate of 725,000 shares of the Company’s common stock at the exercise price of $1.42 per share.  The proceeds from this sale totaled $7,250.

The foregoing issuance of securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 thereunder, among other exemptions, on the basis that the purchaser of the securities in this issuance is an accredited investor.

The warrant may be exercised by the warrant holder until December 14, 2011.  The exercise price of the warrant is subject to adjustment under certain circumstances.

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

The following exhibit is filed herewith and this list is intended to constitute the exhibit index:

10.1	Term Loan and Security Agreement dated December 15, 2004 between the Company, Bioject, Inc. and Partners for Growth, L.P.

10.2	Loan and Security Agreement dated December 15, 2004 between the Company, Bioject, Inc. and Partners for Growth, L.P.

10.3	Warrant, dated December 15, 2004, issued to Partners for Growth, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2004	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ JOHN GANDOLFO
John Gandolfo
Chief Financial Officer and Vice President of Finance